As filed with the Securities and Exchange Commission on June 22, 2018	Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

EVINE Live Inc.

(Exact name of registrant as specified in its charter)

Minnesota	6740 Shady Oak Road Eden Prairie, MN 55344-3533	41-1673770
(State or other jurisdiction of incorporation or organization)	(Address of Principal Executive Offices)	(I.R.S. Employer Identification No.)

EVINE Live Inc. 2011 Omnibus Incentive Plan

(Full title of the plan)

Andrea M. Fike

Senior Vice President, General Counsel and Secretary

EVINE Live Inc.

6740 Shady Oak Road

Eden Prairie, MN 55344-3533

(Name and address of agent for service)

(952) 943-6000

(Telephone number, including area code, of agent for service)

Copies to:

Jonathan R. Zimmerman

Faegre Baker Daniels LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, MN 55402-1425

(612) 766-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common stock, par value $.01 per share (3)	3,500,000	$1.18	$4,130,000	$514.19

(1)	Represents shares of common stock issuable under the EVINE Live Inc. 2011 Omnibus Incentive Plan, as amended. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of common stock that may be issued under the EVINE Live Inc. 2011 Omnibus Incentive Plan, as amended, to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) and 457(c) under the Securities Act and based upon the average of the high and low sales price of EVINE Live Inc.’s common stock on June 18, 2018, as reported by the NASDAQ Global Market.
(3)	Includes rights to purchase units of Series A Junior Participating Cumulative Preferred Stock, which rights are attached to and trade with the common stock.

EXPLANATORY NOTE

The shareholders of EVINE Live Inc. (the “Registrant”) approved an amendment to the Registrant’s 2011 Omnibus Incentive Plan, as amended (the “2011 Plan”), on June 13, 2018 to increase the number of shares issuable under the 2011 Plan by 3,500,000 shares of common stock. This registration statement on Form S-8 is being filed for the purpose of registering an additional 3,500,000 shares of the Registrant’s common stock to be issued pursuant to the 2011 Plan. In accordance with Section E of the General Instructions to Form S-8, the registration statement on Form S-8 (No. 33-175319) relating to the 2011 Plan previously filed with the Securities and Exchange Commission is incorporated by reference into this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

EXHIBIT INDEX

Exhibit	Description	Manner of Filing
4.1	Amended and Restated Articles of Incorporation of EVINE Live Inc.	Incorporated by reference (A)

4.2	First Amended and Restated By-Laws of EVINE Live Inc.	Incorporated by reference (B)

4.3	Shareholder Rights Plan dated July 13, 2015 between the Registrant and Wells Fargo Bank, N.A.	Incorporated by reference (C)

4.4	Certificate of Designation, Preferences and Rights of Series A Junior Participating Cumulative Preferred Stock of the Registrant, as filed with the Secretary of State of the State of Minnesota	Incorporated by reference (D)

4.5	EVINE Live Inc. 2011 Omnibus Incentive Plan, as amended	Incorporated by reference (E)

5.1	Opinion of Faegre Baker Daniels LLP	Filed herewith

23.1	Consent of Deloitte & Touche LLP	Filed herewith

23.2	Consent of Faegre Baker Daniels LLP	Included in Exhibit 5.1

24.1	Powers of Attorney (incorporated by reference to the signature page hereto)	Filed herewith

(A)	Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated November 17, 2014 filed on November 18, 2014, File No. 0-20243.
(B)	Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated and filed on July 7, 2016, File No. 001-37495.
(C)	Incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated July 9, 2015, filed on July 13, 2015, File No. 0-20243.
(D)	Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated July 9, 2015, filed on July 13, 2015, File No. 0-20243.
(E)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated June 14, 2018, File No. 001-37495.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Eden Prairie, State of Minnesota, on June 22, 2018.

EVINE LIVE INC.

By:	/s/ Robert Rosenblatt
Name:	Robert Rosenblatt
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Rosenblatt, Diana Purcel or Andrea M. Fike, or any of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Robert Rosenblatt Robert Rosenblatt	Chief Executive Officer and Director (Principal Executive Officer)	June 22, 2018

/s/ Diana Purcel Diana Purcel	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 22, 2018

/s/ Landel C. Hobbs Landel C. Hobbs	Chairman of the Board	June 22, 2018

/s/ Thomas D. Beers Thomas Beers	Director	June 22, 2018

/s/ Neal S. Grabell Neal S. Grabell	Director	June 22, 2018

/s/ Mark K. Holdsworth Mark K. Holdsworth	Director	June 22, 2018

/s/ Lisa A. Letizio Lisa A. Letizio	Director	June 22, 2018

/s/ Fred R. Siegel Fred R. Siegel	Director	June 22, 2018

/s/ Alexander B. Spiro Alexander B. Spiro	Director	June 22, 2018